Exhibit 99.1

Contact:	Timothy R. Yost	2000 Pennsylvania Avenue, N.W.
	Chief Financial Officer	Suite 6000
	(202) 777-5455	Washington, D.C. 20006
	heroldl@executiveboard.com	www.executiveboard.com
THE CORPORATE EXECUTIVE BOARD REPORTS THIRD QUARTER EARNINGS OF
$0.52 PER DILUTED SHARE AND 27% REVENUE GROWTH
WASHINGTON, D.C. (October 24, 2006) — The Corporate Executive Board Company (CEB) (NASDAQ: EXBD) today announced financial results for the third quarter and nine months ended September 30, 2006. Revenues for the third quarter increased 26.7% to $118.4 million from $93.4 million for the third quarter of 2005. Net income and earnings per diluted share for the third quarter of 2006 were $21.1 million and $0.52, respectively.
For the first nine months of 2006, revenues were $335.1 million, a 27.7% increase from $262.4 million for the first nine months of 2005. Net income and earnings per diluted share for the first nine months of 2006 were $56.0 million and $1.37, respectively.
Effective January 2006, the Company adopted Statement of Financial Accounting Standards No. 123(R) (FAS No. 123(R)), which provides the accounting rules for share-based compensation. To present results on a comparable basis to the prior year, the Company is providing adjusted financial results, including net income and earnings per diluted share that exclude the effects of share-based compensation.
Excluding the effects of share-based compensation related to FAS No. 123(R), adjusted net income for the third quarter of 2006 increased 26.2% to $24.7 million from $19.6 million for the third quarter of 2005. Adjusted earnings per diluted share for the third quarter of 2006 increased 29.8% to $0.61 from $0.47 in 2005.
Excluding the effects of share-based compensation related to FAS No. 123(R), adjusted net income for the first nine months of 2006 increased 25.8% to $67.7 million from $53.8 million for the first nine months of 2005. Adjusted earnings per diluted share for the first nine months of 2006 increased 26.0% to $1.65 from $1.31 in 2005. A reconciliation of CEB’s reported and adjusted results is set forth in the notes to the Financial Highlights section below.
Tom Monahan, Chief Executive Officer of the Corporate Executive Board, commented, “We are pleased with our third quarter performance. Growth from both cross-sell and from new clients is continuing at the high end of their target ranges. Our average cross-sell ratio across all members rose to 3.80 from 3.74 at this time last year. Excluding the effects of our new single-program middle market effort, cross-sell rose to 4.04 at our traditional large company members. This growth, combined with a strong suite of new program launches, positions us well going into the close of 2006. You can see the total impact of these key growth metrics reflected in our 28.4% contract value growth for the quarter — the best leading indicator for our business.
“Today, I am also delighted to announce our 41st and 42nd membership programs: the Quality Executive Board and the Sales Operations Excellence Center, each of which serves an exciting group of senior executives charged with managing important corporate challenges. The Quality Executive Board serves the very senior executives responsible for driving product quality and process excellence at large corporations. The inaugural research agenda is focused on driving quality standards into the vendor management process and reducing defects through adapted new product development processes. The charter advisors who shaped the early agenda and program offering include Beiersdorf AG, Cardinal Health, Inc., Cisco Systems, Inc., Johnson & Johnson, and Motorola, Inc. The early feedback from our members has been very positive.
“I’m also pleased to announce the launch of the Sales Operations Excellence Center (SOEC) which serves the senior sales executives responsible for driving sales force performance and productivity. The SOEC has already begun helping members address urgent issues such as implementing higher return training strategies and better leveraging CRM investments. As always, the program’s inaugural research and service agenda have benefited from the guidance of a tremendous group of charter members, including American International Group, Inc., AmerisourceBergen Corporation, Electronic Data Systems Corporation, and Texas Instruments Incorporated. The program is off to a strong start and is already receiving very positive feedback from our early members.”
Share Repurchase
During the nine months ended September 30, 2006, the Company repurchased approximately 1,837,000 shares of its common stock at a total cost of approximately $166.8 million. Repurchases will continue to be made in open market and privately negotiated transactions subject to market conditions. No minimum number of shares has been fixed. The Company is funding its share repurchases with cash on hand and cash generated from operations.
Outlook for 2006
The following statements summarize the Company’s guidance for 2006.
For the fourth quarter of 2006, the Company is reaffirming its target revenue of approximately $125.5 million, its GAAP diluted earnings per share of $0.56, and its adjusted diluted earnings per share of $0.66. Adjusted diluted earnings per share exclude share-based compensation under FAS No. 123(R).
For 2006, the Company expects other income of approximately $23.7 million, an effective income tax rate of approximately 38.5% and diluted weighted shares outstanding of approximately 40.8 million.
The earnings per diluted share, interest income and weighted shares outstanding guidance includes only share repurchases made as of September 30, 2006.
The Company also expects continued modest expansion in the adjusted operating margin, excluding share-based compensation under FAS No. 123(R), within the target annual range of 25 – 30%. As in the past, the operating margin may fluctuate on a quarterly basis.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are hereby cautioned that these statements may be affected by the important factors, among others, set forth below and in CEB’s filings with the U.S. Securities and Exchange Commission, and consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from those indicated by forward-looking statements include, among others, our dependence on renewals of our membership-based services, difficulties we may experience in anticipating market trends, our need to attract and retain a significant number of highly skilled employees, fluctuations in operating results, our potential inability to protect our intellectual property rights, our potential exposure to loss of revenue resulting from our unconditional service guarantee, various factors that could affect our estimated income tax rate or our ability to use our existing deferred tax assets, changes in estimates or assumptions under FAS No. 123(R), whether the Washington, D.C. Office of Tax and Revenue withdraws our QHTC status and possible volatility of our stock price. These and other factors are discussed more fully in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of CEB’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, its 2005 Annual Report on Form 10-K. The forward-looking statements in this press release are made as of October 24, 2006 and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.
The Corporate Executive Board Company is a leading provider of best practices research and analysis focusing on corporate strategy, operations and general management issues. CEB provides its integrated set of services currently to more than 2,800 of the world’s largest and most prestigious corporations, including over 80% of the Fortune 500. These services are provided primarily on an annual subscription basis and include best practices research studies, executive education seminars, customized research briefs and Web-based access to a library of over 275,000 corporate best practices.

THE CORPORATE EXECUTIVE BOARD COMPANY
Financial Highlights
(In thousands, except per share data)
(Unaudited)

		Three Months Ended			Nine Months Ended
	Selected	September 30,		Selected	September 30,
	Growth			Growth
	Rates	2006	2005	Rates	2006	2005
Financial Highlights (GAAP, as reported):
Revenues	26.7%	$118,390	$93,432	27.7%	$335,121	$262,391
Net income	7.7%	$21,112	$19,597	4.1%	$55,994	$53,785
Basic earnings per share	8.2%	$0.53	$0.49	2.9%	$1.40	$1.36
Diluted earnings per share	10.6%	$0.52	$0.47	4.6%	$1.37	$1.31
Weighted average shares outstanding:
Basic		39,759	39,808		39,937	39,585
Diluted		40,481	41,336		41,007	41,049

Financial Highlights (Adjusted amounts to exclude effects of share-based compensation under FAS No. 123(R)): (1)
Adjusted cost of services		$39,945	$31,075		$110,136	$87,557
Adjusted member relations and marketing		$29,090	$23,734		$86,932	$68,825
Adjusted general and administrative		$13,097	$11,015		$39,784	$29,794
Adjusted income from operations	31.3%	$34,117	$25,975	28.8%	$91,706	$71,212
Adjusted net income	26.2%	$24,739	$19,597	25.8%	$67,677	$53,785
Adjusted diluted earnings per share	29.8%	$0.61	$0.47	26.0%	$1.65	$1.31

Adjusted Percentages of Revenues: (1)
Adjusted cost of services		33.7%	33.3%		32.9%	33.4%
Adjusted member relations and marketing		24.6%	25.4%		25.9%	26.2%
Adjusted general and administrative		11.1%	11.8%		11.9%	11.4%
Adjusted income from operations		28.8%	27.8%		27.4%	27.1%

(1)	The following tables reconcile GAAP to adjusted financial statement amounts for the three and nine months ended September 30, 2006 and 2005, respectively, considering the share-based compensation recognized by the Company in accordance with FAS No. 123(R):

	Three Months Ended			Three Months Ended
	September 30, 2006			September 30, 2005
	GAAP, as	Share-based		GAAP, as	Share-based
Financial statement descriptions:	reported	compensation	Adjusted	reported	compensation	Adjusted
Cost of services	$42,757	$(2,812)	$39,945	$31,075	—	$31,075
Member relations and marketing	$30,455	$(1,365)	$29,090	$23,734	—	$23,734
General and administrative	$14,818	$(1,721)	$13,097	$11,015	—	$11,015
Income from operations	$28,219	$5,898	$34,117	$25,975	—	$25,975
Net income	$21,112	$3,627	$24,739	$19,597	—	$19,597
Diluted earnings per share	$0.52	$0.09	$0.61	$0.47	—	$0.47

	Nine Months Ended			Nine Months Ended
	September 30, 2006			September 30, 2005
	GAAP, as	Share-based		GAAP, as	Share-based
Financial statement descriptions:	reported	compensation	Adjusted	reported	compensation	Adjusted
Cost of services	$119,276	$(9,140)	$110,136	$87,557	—	$87,557
Member relations and marketing	$91,230	$(4,298)	$86,932	$68,825	—	$68,825
General and administrative	$45,343	$(5,559)	$39,784	$29,794	—	$29,794
Income from operations	$72,709	$18,997	$91,706	$71,212	—	$71,212
Net income	$55,994	$11,683	$67,677	$53,785	—	$53,785
Diluted earnings per share	$1.37	$0.28	$1.65	$1.31	—	$1.31
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, CEB uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP net income, certain expenses (including cost of services, member relations and marketing and general and administrative) and non-GAAP earnings per diluted share. CEB uses these measures of operating income, gross profit, net income and earnings per share for the three and nine months ended September 30, 2006, which exclude FAS No. 123(R) share-based compensation to better understand and compare results in the current period to those in prior periods that did not include FAS No. 123(R) share-based compensation. Although these non-GAAP financial measures adjust expense and other items to exclude the accounting treatment of share-based compensation, they should not be viewed as a pro-forma presentation reflecting the elimination of the underlying share-based compensation programs, as those programs are an important element of CEB’s compensation structure and generally accepted accounting principles indicate that all forms of share-based payments should be valued and included as appropriate in results of operations. CEB discloses this information to the public to enable investors who wish to more easily assess the Company’s performance on the same basis applied by management and to ease comparison on both a GAAP and non-GAAP basis among other companies that separately identify share-based compensation expenses. Although these non-GAAP measures present financial results on the same basis as prior year’s results, they do not reflect the effects of the Company’s share-based compensation programs and therefore may not be useful in comparing CEB’s results with companies with different compensation structures. CEB’s reference to these measures should be considered in addition to results that are prepared under current accounting standards but should not be considered a substitute for results that are presented as consistent with GAAP. FAS No. 123(R) did not have a significant effect on the diluted share numbers for the three and nine months ended September 30, 2006.
For the nine months ended September 30, 2006 and 2005, the Company also recognized $1.9 million and $0.5 million, respectively, reflecting additional employer taxes as a result of the taxable income that our employees recognized upon the exercise of non-qualified common stock options in March 2006 and 2005, respectively. The Company has recorded such expenses in the same expense line item as other compensation paid to the relevant categories of employees as follows: Cost of services, $0.8 million and $0.3 million, Member relations and marketing, $0.3 million and $0.1 million, and General and administrative, $0.8 million and $0.1 for 2006 and 2005, respectively. The additional employer taxes incurred by the Company are reflected within both the GAAP amounts as reported and the adjusted financial results presented within this press release.

THE CORPORATE EXECUTIVE BOARD COMPANY
Operating Statistic and Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Selected	Three Months Ended		Selected	Nine Months Ended
	Growth	September 30,		Growth	September 30,
	Rates	2006	2005	Rates	2006	2005
Operating Statistic

Contract Value (1) (at period end)	28.4%	$450,288	$350,730

Financial Highlights
Revenues	26.7%	$118,390	$93,432	27.7%	$335,121	$262,391
Cost of services		42,757	31,075		119,276	87,557

Gross profit		75,633	62,357		215,845	174,834

Member relations and marketing		30,455	23,734		91,230	68,825
General and administrative		14,818	11,015		45,343	29,794
Depreciation and amortization		2,141	1,633		6,563	5,003

Income from operations	8.6%	28,219	25,975	2.1%	72,709	71,212

Other income, net		6,109	3,494		18,337	9,667

Income before provision for income taxes		34,328	29,469		91,046	80,879
Provision for income taxes		13,216	9,872		35,052	27,094

Net income	7.7%	$21,112	$19,597	4.1%	$55,994	$53,785

Basic earnings per share	8.2%	$0.53	$0.49	2.9%	$1.40	$1.36
Diluted earnings per share	10.6%	$0.52	$0.47	4.6%	$1.37	$1.31

Weighted average shares outstanding
Basic		39,759	39,808		39,937	39,585
Diluted		40,481	41,336		41,007	41,049

Adjusted income from operations	31.3%	$34,117	$25,975	28.8%	$91,706	$71,212
Adjusted net income	26.2%	$24,739	$19,597	25.8%	$67,677	$53,785
Adjusted diluted earnings per share	29.8%	$0.61	$0.47	26.0%	$1.65	$1.31

Percentages of Revenues
Gross profit		63.9%	66.7%		64.4%	66.6%
Member relations and marketing		25.7%	25.4%		27.2%	26.2%
General and administrative		12.5%	11.8%		13.5%	11.4%
Income from operations		23.8%	27.8%		21.7%	27.1%

(1)	We define “Contract Value” as of the quarter-end as the aggregate annualized revenue attributed to all agreements in effect on such date, without regard to the remaining duration of any such agreement.

THE CORPORATE EXECUTIVE BOARD COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	Sept. 30, 2006	Dec. 31, 2005
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$124,445	$424,276
Marketable securities	118,886	2,264
Membership fees receivable, net	73,819	120,242
Deferred income taxes, net	25,558	11,880
Deferred incentive compensation	9,900	11,489
Prepaid expenses and other current assets	9,217	7,671

Total current assets	361,825	577,822

Deferred income taxes, net	2,465	2,958
Marketable securities	196,806	118,096
Goodwill and other intangibles	7,990	8,445
Other non-current assets	8,311	1,273
Property and equipment, net	26,267	18,401

Total assets	$603,664	$726,995

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable and accrued liabilities	$33,109	$42,429
Accrued incentive compensation	20,440	27,045
Deferred revenues	223,870	261,300

Total current liabilities	277,419	330,774

Other liabilities	16,637	10,807

Total liabilities	294,056	341,581

Total stockholders’ equity	309,608	385,414

Total liabilities and stockholders’ equity	$603,664	$726,995

THE CORPORATE EXECUTIVE BOARD COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$55,994	$53,785
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	6,530	5,171
Deferred income taxes	34,328	26,989
Share-based compensation	18,997	—
Excess tax benefits from share-based compensation arrangements(1)	(29,031)	—
Amortization of marketable securities premiums, net	(1,658)	1,571
Changes in operating assets and liabilities:
Membership fees receivable, net	46,423	42,932
Deferred incentive compensation	1,589	888
Prepaid expenses and other current assets	(1,502)	1,307
Other non-current assets	(7,061)	(895)
Accounts payable and accrued liabilities	(8,891)	11,170
Accrued incentive compensation	(6,684)	2,635
Deferred revenues	(37,430)	(28,686)
Other liabilities	5,694	207

Net cash flows provided by operating activities	77,298	117,074

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment, net	(13,487)	(6,378)
Acquisition, net of cash acquired	—	(8,136)
(Purchases) sales and maturities of marketable securities, net	(194,537)	132,357

Net cash flows (used in) provided by investing activities	(208,024)	117,843

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the exercise of common stock options	2,890	44,977
Proceeds from the issuance of common stock under the employee stock purchase plan	1,461	1,015
Excess tax benefits from share-based compensation arrangements(1)	29,031	—
Purchase of treasury shares	(166,807)	(57,390)
Payment of dividends	(35,680)	(11,834)
Reimbursement of common stock offering costs	70	35
Payment of common stock offering costs	(70)	(35)

Net cash flows used in financing activities	(169,105)	(23,232)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(299,831)	211,685

Cash and cash equivalents, beginning of period	424,276	113,996

Cash and cash equivalents, end of period	$124,445	$325,681

(1)	In accordance with FAS No. 123(R), excess tax benefits related to share-based compensation are now classified as a cash flow from financing activities rather than as a cash flow from operating activities. The net effect of this change for the nine months ended September 30, 2006 is to move $29.0 million of excess tax benefits from an operating cash flow to a cash flow from financing activities, leaving total cash flows unchanged.